SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) July 2, 1997

                              THE SOUTHERN COMPANY
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             (Exact name of registrant as specified in its charter)


          Delaware                         1-3526                58-0690070
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(State or other jurisdiction             (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)


               270 Peachtree Street, N.W., Atlanta, Georgia 30303
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (770) 393-0650

                                       N/A
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events

         On July 2, 1997, the new Labour government in the United Kingdom ("UK") introduced its first budget which includes a "one-off windfall levy on the excess profits of the privatised utilities." Based upon the method by which the government proposes to calculate the tax, South Western Electricity plc ("SWEB") estimates its liability to be approximately 97 million pounds sterling (approximately $160 million). The tax is proposed to be payable in two equal installments on or before December 1, 1997 and December 1, 1998. The proposed budget is expected to be approved by the UK Parliament by the end of July 1997.

         SWEB is a wholly-owned subsidiary of Southern Investments UK plc ("SIUK"). The Southern Company indirectly owns 75% of the ordinary share capital of SIUK; PP&L Resources, Inc. indirectly owns the remaining 25%.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              THE SOUTHERN COMPANY


                                              By:  /s/Tommy Chisholm
                                                      Tommy Chisholm
                                                        Secretary


Date:    July 16, 1997